Exhibit 2.2

Amendment No. 1

To

Agreement and Plan of Merger

This Amendment No. 1 to Agreement and Plan of Merger (this “Amendment”) is made and entered into as of January 19, 2023 (the “Amendment Date”) by and among (i) Pono Capital Corp., a company incorporated in Delaware (together with its successors, the “Purchaser”), (ii) Mehana Equity LLC, a Delaware limited liability company, (the “Purchaser Representative”), (iv) Shuhei Komatsu (the “Seller Representative”), and (v) AERWINS Technologies Inc., a Delaware corporation (the “Company”). Purchaser, the Purchaser Representative, the Seller Representative and the Company are sometimes referred to herein individually as a “Party” and, collectively, as the “Parties.”

WHEREAS, the Parties are all parties to that certain Agreement and Plan of Merger, dated as of September 7, 2022 (the “Original Agreement”) and now desire to amend the Original Agreement as set forth herein; and

WHEREAS, pursuant to the provisions of Section 10.8 of the Original Agreement, the Original Agreement may be amended in a writing signed by Purchaser, the Company, the Purchaser Representative and the Seller Representative;

NOW, THEREFORE, in consideration of the premises set forth above, which are incorporated in this Agreement as if fully set forth below, and the representations, warranties, covenants and agreements contained in this Agreement, and other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledges and agreed, and intending to be legally bound hereby, the Parties hereby agree as follows:

1.	Definitions. Defined terms used herein without definition shall have the meanings given in the Original Agreement.

2.	Amendment. Pursuant to the provisions of Section 10.8 of the Original Agreement, Section 5.17(a) of the Original Agreement is hereby amended and restated in its entirety to provide as follows:

The Parties shall take all necessary action, including causing the directors of the Purchaser to resign, so that effective as of the Closing, the Purchaser’s board of directors (the “Post-Closing Purchaser Board”) will consist of five (5) individuals. Immediately after the Closing, the Parties shall take all necessary action to designate and appoint to the Post-Closing Purchaser Board, five (5) persons mutually agreed on prior to the Closing by the Company and the Purchaser, three (3) of whom are required to qualify as independent directors under Nasdaq rules. At or prior to the Closing, the Purchaser will provide each member of the Post-Closing Purchaser Board with a customary director indemnification agreement, in form and substance reasonably acceptable to such member of the Post-Closing Purchaser Board.

3.	Miscellaneous.

(a)

Other than as amended herein, the Original Agreement shall remain in full force and effect. Following the full execution of this Amendment, any reference in the Original Agreement to the “Agreement” shall be deemed a reference to the Original Agreement as amended by this Amendment, and the Original Agreement and this Amendment shall be interpreted, operated and enforced as one combined agreement.

(b)	This Amendment shall be governed by, construed and enforced in accordance with the Laws of the State of Delaware without regard to the conflict of laws principles thereof.

(c)

This Amendment may be executed in multiple counterparts, each of which shall be deemed an original and all of which taken together shall be but a single instrument. Counterparts may be delivered via facsimile, electronic mail (including pdf or any electronic signature complying with the U.S. federal ESIGN Act of 2000, e.g., www.docusign.com) or other transmission method and any counterpart so delivered shall be deemed to have been duly and validly delivered and be valid and effective for all purposes.

[Signatures appear on following pages]

IN WITNESS WHEREOF, each Party hereto has caused this Amendment to be signed and delivered by its respective duly authorized officer as of the Amendment Date.

Pono Capital Corp.

By:	/s/ Dustin Shindo
Name: Dustin Shindo
Title: Chief Executive Officer

Mehana Equity LLC

By:	/s/ Dustin Shindo
Name: Dustin Shindo
Its: Manager

AERWINS Technologies Inc.

By:	/s/ Shuhei Komatsu
Name: Shuhei Komatsu
Title: Chief Executive Officer

Shuhei Komatsu, solely in his capacity as the Seller Representative

By:	/s/ Shuhei Komatsu
Name: Shuhei Komatsu

3